INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
Data Transmission Network Corporation
Omaha, Nebraska




We have audited the financial statements of Data Transmission Network Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 and have issued our report thereon dated January 31, 1997; such financial statements and report are included in the 1996 Annual Report to Stockholders and are incorporated herein by reference. Our audits also included the financial statement schedule of Data Transmission Network Corporation, listed in Item 14(a)2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.






DELOITTE & TOUCHE LLP


Omaha, Nebraska
January 31, 1997



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